First Quarter 2024 Earnings Release

Exhibit 99.1

RPC, Inc. Reports First Quarter 2024 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, April 25, 2024 - RPC, Inc. (NYSE: RES) (“RPC” or “the Company”), a leading diversified oilfield services company, announced its unaudited results for the first quarter ended March 31, 2024.

* Non-GAAP and adjusted measures, including adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

* Sequential comparisons are to 4Q:23. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

First Quarter 2024 Highlights

●	Revenues decreased 4% sequentially to $377.8 million
●	Net income was $27.5 million, down 32% sequentially, and diluted Earnings Per Share (EPS) was $0.13; net income margin decreased 290 basis points sequentially to 7.3%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $63.1 million, down 21% sequentially; Adjusted EBITDA margin decreased 340 basis points sequentially to 16.7%
●	Results reflected soft industry demand across the Company’s service lines and highly competitive market dynamics
●	The Company remained debt-free, paid $8.6 million in dividends and repurchased $9.9 million of common stock in 1Q:24

Management Commentary

“Our results reflected a modestly weaker oilfield services activity environment with continued competitive pressures," stated Ben M. Palmer, RPC's President and Chief Executive Officer. "Our first quarter pressure pumping activity and utilization were below the fourth quarter. Pumping industry capacity remains high, particularly in the Permian, with bidding results and pricing conversations indicating a highly competitive market. We are optimistic that if current oil price momentum holds, our customers would steadily increase activity in the second half of 2024. Looking further out, as large E&P consolidation transactions close and non-core assets are potentially divested, development of this acreage could provide demand tailwinds.”

“Our financial position remained strong, with $212 million in cash and a debt-free balance sheet at the end of the first quarter. Our plans to place a new Tier 4 dual-fuel fleet in service mid-year 2024 remain on track, and we are committed to ongoing upgrades to meet customer demand for high-quality equipment. We are also committed to continue long-term strategic investments in the business and evaluating potential acquisitions to increase our scale, strengthen service lines, and grow our customer relationships. At the same time, we are steadily returning capital to our stockholders through dividends and opportunistic share buybacks,” concluded Palmer.

First Quarter 2024 Earnings Release

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	1Q:24	4Q:23	Change	% Change	1Q:23	Change	% Change
U.S. rig count (avg)	623	622	1	0.2%	760	(137)	(18.0)%
Oil price ($/barrel)	$77.46	$78.52	$(1.06)	(1.3)%	$75.97	$1.49	2.0%
Natural gas ($/Mcf)	$2.15	$2.74	$(0.59)	(21.5)%	$2.66	$(0.51)	(19.2)%

1Q:24 Consolidated Financial Results (Sequential Comparisons versus 4Q:23)

Revenues were $377.8 million, down 4%. Revenues decreased primarily due to lower industry activity, which was generally consistent across pressure pumping and most other service lines. Competitive pricing also persisted and contributed to the revenue decline. Revenues for pressure pumping, the Company’s largest service line, declined 5%, while all other service lines combined declined 3%.

Cost of revenues, which excludes depreciation and amortization of $27.3 million, was $276.6 million, down from $279.4 million. These costs decreased during the quarter, though less than the revenue decrease given the fixed nature of some of these costs, including labor, and the timing of maintenance and repairs.

Selling, general and administrative expenses were $40.1 million, up from $38.1 million. The increase in expenses is due primarily to employment costs.

Interest income totaled $3.0 million, reflecting a slightly higher average cash balance.

Income tax provision was $8.4 million, or 23.5% of income before income taxes.

Net income and diluted EPS were $27.5 million and $0.13, respectively, down from $40.3 million and $0.19, respectively, in 4Q:23. Net income margin decreased 290 basis points sequentially to 7.3%.

Adjusted EBITDA was $63.1 million, down from $79.5 million, reflecting the revenue decline and generally flat costs; adjusted EBITDA margin decreased 340 basis points sequentially to 16.7%.

Non-GAAP adjustments: there were no adjustments to GAAP performance measures in 1Q:24, other than those necessary to calculate EBITDA and Adjusted EBITDA (see Appendices A, B and C).

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $212.2 million at the end of the 1Q:24, with no outstanding borrowings under the Company’s $100 million revolving credit facility.

Net cash provided by operating activities and free cash flow were $56.6 million and $3.8 million, respectively, during 1Q:24.

Payment of dividends totaled $8.6 million in 1Q:24. The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable June 10, 2024, to common stockholders of record at the close of business on May 10, 2024.

Share repurchases totaled $9.9 million in 1Q:24. Buybacks under the Company’s share repurchase program totaled $7.5 million during 1Q:24 (1.0 million shares).

First Quarter 2024 Earnings Release

Segment Operations: Sequential Comparisons (versus 4Q:23)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools and services, coiled tubing, cementing, and other offerings.

-	Revenues were $356.4 million, down 4%
-	Operating income was $32.0 million, down 31%
-	Results were driven primarily by lower activity levels and competitive pricing across most service lines, and the related negative leverage of fixed costs, particularly labor

Support Services provides equipment for customer use or services to assist customer operations, including rental of tubulars and related tools, pipe inspection and storage services, and oilfield training services.

-	Revenues were $21.4 million, down 9%
-	Operating income was $3.6 million, down 29%
-	Results were driven by lower activity in rental tools and the high fixed-cost nature of these service lines

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands)	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$356,394	$371,059	$451,991
Support Services	21,439	23,472	24,677
Total revenues	$377,833	$394,531	$476,668
Operating income:
Technical Services	$31,956	$46,442	$103,533
Support Services	3,599	5,036	6,644
Corporate expenses	(4,420)	(3,880)	(5,081)
Pension settlement charges	—	—	(17,375)
Gain on disposition of assets, net	1,214	1,615	2,936
Total operating income	$32,349	$49,213	$90,657
Interest expense	(234)	(95)	(72)
Interest income	2,965	2,596	1,855
Other income, net	767	839	761
Income before income taxes	$35,847	$52,553	$93,201

Conference Call Information

RPC, Inc. will hold a conference call today, April 25, 2024, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

First Quarter 2024 Earnings Release

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our optimism that if current oil price momentum holds, our customers would steadily increase activity in the second half of 2024; our belief that as large E&P consolidated transactions close and non-core assets are potentially divested, development of this acreage could provide demand tailwinds; our plans to place a new Tier 4 duel-free fleet in service mid-year 2024; and our commitment to making long-term strategic investments in the business and evaluating potential acquisitions to increase our scale, strengthen service lines, and grow our customer relationships. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; and our ability to identify and complete acquisitions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2023.

For information about RPC, Inc., please contact:

Michael L. Schmit, Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Mark Chekanow, CFA, Vice President Investor Relations

(404) 419-3809

mark.chekanow@rpc.net

First Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$377,833	$394,531	$476,668
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	276,609	279,399	305,250
Selling, general and administrative expenses	40,085	38,127	42,197
Pension settlement charges	—	—	17,375
Depreciation and amortization	30,004	29,407	24,125
Gain on disposition of assets, net	(1,214)	(1,615)	(2,936)
Operating income	32,349	49,213	90,657
Interest expense	(234)	(95)	(72)
Interest income	2,965	2,596	1,855
Other income, net	767	839	761
Income before income taxes	35,847	52,553	93,201
Income tax provision	8,380	12,294	21,677
NET INCOME	$27,467	$40,259	$71,524

EARNINGS PER SHARE
Basic	$0.13	$0.19	$0.33
Diluted	$0.13	$0.19	$0.33

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	215,001	216,006	217,152
Diluted	215,001	216,006	217,152

First Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$212,199	$223,310
Accounts receivable, net	329,654	324,915
Inventories	112,306	110,904
Income taxes receivable	46,269	52,269
Prepaid expenses	10,371	12,907
Other current assets	2,535	2,768
Total current assets	713,334	727,073
Property, plant and equipment, net	457,751	435,139
Operating lease right-of-use assets	25,402	24,537
Finance lease right-of-use assets	972	1,036
Goodwill	50,824	50,824
Other intangibles, net	12,302	12,825
Retirement plan assets	28,011	26,772
Other assets	8,637	8,639
Total assets	$1,297,233	$1,286,845

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$106,836	$85,036
Accrued payroll and related expenses	20,780	30,956
Accrued insurance expenses	5,710	5,340
Accrued state, local and other taxes	4,198	4,461
Income taxes payable	1,610	275
Unearned revenue	572	15,743
Current portion of operating lease liabilities	7,741	7,367
Current portion of finance lease liabilities and finance obligations	253	375
Accrued expenses and other liabilities	2,336	2,304
Total current liabilities	150,036	151,857
Long-term accrued insurance expenses	10,602	10,202
Retirement plan liabilities	24,037	23,724
Long-term operating lease liabilities	18,518	18,600
Long-term finance lease liabilities	756	819
Other long-term liabilities	7,974	7,840
Deferred income taxes	52,020	51,290
Total liabilities	263,943	264,332
Common stock	21,434	21,502
Capital in excess of par value	—	—
Retained earnings	1,014,338	1,003,380
Accumulated other comprehensive loss	(2,482)	(2,369)
Total stockholders' equity	1,033,290	1,022,513
Total liabilities and stockholders' equity	$1,297,233	$1,286,845

First Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Three months ended March 31,	2024	2023
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$27,467	$71,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,004	24,125
Pension settlement charge	—	17,375
Working capital	(3,945)	20,087
Other operating activities	3,033	(588)
Net cash provided by operating activities	56,559	132,523

INVESTING ACTIVITIES
Capital expenditures	(52,778)	(65,300)
Proceeds from sale of assets	3,772	4,285
Net cash used for investing activities	(49,006)	(61,015)

FINANCING ACTIVITIES
Payment of dividends	(8,621)	(8,679)
Cash paid for common stock purchased and retired	(9,858)	(11,349)
Cash paid for finance lease and finance obligations	(185)	—
Net cash used for financing activities	(18,664)	(20,028)

Net (decrease) increase in cash and cash equivalents	(11,111)	51,480
Cash and cash equivalents at beginning of period	223,310	126,424
Cash and cash equivalents at end of period	$212,199	$177,904

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted operating income, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject

First Quarter 2024 Earnings Release

to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found on the Internet at www.rpc.net.

Appendix A

(Unaudited)	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands)	2024	2023	2023
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$32,349	$49,213	$90,657
Add: Pension settlement charges	—	—	17,375
Adjusted operating income	$32,349	$49,213	$108,032

Appendix B

(Unaudited)	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands)	2024	2023	2023
Reconciliation of Net Income to Adjusted Net Income

Net income	$27,467	$40,259	$71,524
Adjustments:
Add: Pension settlement charges, before taxes	—	—	17,375
Less: Tax effect of pension settlement charges	—	—	(4,048)
Total adjustments, net of tax	—	—	13,327
Adjusted net income	$27,467	$40,259	$84,851

(Unaudited)	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.13	$0.19	$0.33
Adjustments:
Add: Pension settlement charges, net of tax	—	—	0.08
Less: Tax effect of pension settlement charges	—	—	(0.02)
Adjusted diluted earnings per share	$0.13	$0.19	$0.39

Weighted average shares outstanding (in thousands)	215,001	216,006	217,152

First Quarter 2024 Earnings Release

Appendix C

(Unaudited)	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands)	2024	2023	2023
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$27,467	$40,259	$71,524
Adjustments:
Add: Income tax provision	8,380	12,294	21,677
Add: Interest expense	234	95	72
Add: Depreciation and amortization	30,004	29,407	24,125
Less: Interest income	2,965	2,596	1,855
EBITDA	$63,120	$79,459	$115,543
Add: Pension settlement charges	—	—	17,375
Adjusted EBITDA	$63,120	$79,459	$132,918

Net income margin	7.3%	10.2%	15.0%

Adjusted EBITDA margin	16.7%	20.1%	27.9%

Appendix D

(Unaudited)	Three months ended
	March 31,	March 31,
(In thousands)	2024	2023
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$56,559	$132,523
Capital expenditures	(52,778)	(65,300)
Free cash flow	$3,781	$67,223